EXHIBIT 99.4

SETTLEMENT AND RESCISSION AGREEMENT AND MUTUAL RELEASE

     This Settlement and Rescission Agreement and Mutual Release (“Settlement Agreement”) is entered into as of December 11, 2006, by and between PainCare Holdings, Inc. (“PainCare”) and PainCare Neuromonitoring I, Inc. (“PainCare Sub” and together with PainCare, the “PainCare Parties”) on one hand, and Bruce Lockwood, M.D. (“Lockwood”), John D. Bender, D.O. (“Bender”), and Richard A. Flores (“Flores”). Collectively, Lockwood, Bender and Flores will be referred to as the “PhysIOM Parties” and the PainCare Parties and the PhysIOM Parties will be referred to as the “Parties”).

RECITALS

A. On February 1, 2006, the Parties effected a transaction (“Original Transaction”) by which the PainCare Parties acquired a sixty percent (60%) interest in Amphora LLC (“Amphora”) from Lockwood, Bender and Flores (“PainCare Amphora Interest”). The terms of this transaction were embodied in a Membership Interest Purchase Agreement between and among Amphora LLC and the Parties dated February 1, 2006 (“Purchase Agreement”).

B. Subsequent to February 1, 2006, Amphora’s name was changed to PhysIOM, LLC (“PhysIOM”).

C. Under the Purchase Agreement, PainCare Sub acquired separate twenty percent (20%) memberships interests in Amphora from each of Lockwood, Bender and Flores. In return, the PainCare Parties made an immediate payment in the form of cash and PainCare stock separately to each of Lockwood, Bender and Flores. The Purchase Agreement further provided for four additional installment payments to Lockwood, Bender and Flores over a period of approximately five years (5) years following closing of the Original Transaction. Such installment payments were dependent upon the financial performance of Amphora and Associates in Rehabilitative Medicine, PLLC (“ARM”), and were to made in the form of both cash and additional stock in PainCare. No installment payments are yet due, and none have been made.

D. As of February 1, 2006, ARM was a Professional Limited Liability Company owned equally by Lockwood and Bender. At that time, Flores was the designated Manager of ARM. ARM was and remains engaged in the business of neuromonitoring. Subsequent to February 1, 2006, ARM’s name was changed to PhysIOM Associates, LLC (“PhysIOM Associates”).

E. As of February 1, 2006, Flores owned and operated Neuromonitoring Consultants of Colorado, Inc. (“Neuromonitoring Consultants”). Neuromonitoring Consultants was at that time engaged in the business of neuromonitoring. One purpose of the Original Transaction was to bring the operations of Neuromonitoring Consultants under the operating umbrella of Amphora and ARM.

F. By the terms of the Purchase Agreement, ARM was required to enter into a Management Agreement with Amphora (“Management Agreement”), under which Amphora served as Manager of ARM and was paid for those services in accordance with a formula by which essentially all profits earned by ARM were paid to Amphora in the form of management fees.

G. The essential business purpose of the Original Transaction was to develop and expand the neuromonitoring business being conducted at that time by Amphora, ARM and Neuromonitoring Consultants, for the benefit of the Parties.

H. The Parties have become dissatisfied with the operation of Amphora and the conduct of the business in the form created by the Original Transaction. In addition, the PhysIOM Parties, on the one hand, and the PainCare Parties, on the other, have made legal claims against each other that, were they valid, would permit the prevailing party to obtain rescission of the Original Transaction. Each side of this dispute denies that it has engaged in any misconduct or legally actionable conduct of any kind, but each side continues to insist that that the other side has engaged in legally actionable wrongful conduct.

I. The PainCare Parties, on the one hand, and the PhysIOM Parties, on the other, have accordingly concluded that it is their mutual best interest to rescind the Original Transaction, as of February 1, 2006 (the “Rescission Date”), and settle all claims they may have against each other. The Parties are entering into this Settlement Agreement in order to effect that result. By this Settlement Agreement, it is the Parties intent to sever completely the relationship between the PainCare Parties and PhysIOM Parties created by the Original Transaction, which will include the termination of all agreements linking those parties together in the neuromonitoring business, which the PhysIOM Parties will hereby retain.

J. The Bill of Sale and Assignment to be delivered under Section 3(b), the Membership Interest Powers to be delivered under Section 4, the original stock certificates to be delivered under Section 5, and the Noncompetition Agreement to be delivered under Section 7 are to achieve the Parties purposes as defined in paragraph I. They are collectively referred to in this Settlement Agreement as the “Settlement Documents.”

AGREEMENT

     NOW THEREFORE in consideration of the foregoing Recitals and the mutual covenants and representations contained herein, the parties to this Settlement Agreement agree as follows:

     1. Purpose of Settlement Agreement and Absence of Liability. This Settlement Agreement and the Settlement Documents are being executed for the sole purposes of (a) rescinding the Original Transaction, (b) providing for an orderly and amicable separation of the Parties, and (c) compromising and settling all disputes between them. It is expressly understood and agreed, as a condition hereof, that any payment or agreement associated with this Settlement Agreement will not constitute or be construed as an admission of liability on the part of any of the parties to this Settlement Agreement.

     2. Payment by the PhysIOM Parties. Each of the PhysIOM Parties agrees to pay to the PainCare Parties the sum of $466,667, in cash. Such payment will be made, and all of the Settlement Documents will be delivered, by electronic and overnight delivery on December 20, 2006. Such delivery will be referred in this Settlement Agreement as the “Closing,” and the actual date of Closing will be referred in this Settlement Agreement as the “Closing Date.” The PhysIOM Parties reserve the right to accelerate the Closing to a date reasonably acceptable to PainCare. Payments to PainCare pursuant to this Section 2 will be made by wire transfer as set forth below, or, by cashier’s check delivered at the Closing:

ABA Routing# 043000261
Mellon Bank
3 Mellon Plaza
Pittsburgh, PA
Merrill Lynch# 1011730 for further credit to
PainCare Holdings Account #769-07D64

The Parties agree that the payments required to be made by the PhysIOM Parties under this Section 2 represent a reasonable estimate of the net amount of the cash purchase price paid by the PainCare Parties to the PhysIOM Parties upon the consummation of the Original Transaction, and all distributions and other benefits received by the Parties as a result of their respective ownership interests in PhysIOM and PainCare since the Rescission Date, all of which amounts are hereby returned, net of losses, costs, and expenses incurred by the Parties as a result of the Original Transaction. For tax and accounting purposes, PainCare Sub shall be deemed not to have held any capital interest in PhysIOM at any time.

     3. Resignation by PainCare Sub as the Managing Member of PhysIOM; Delivery of Books, Records, and Intangible Property; Termination of Related Agreement.

     a. PainCare Sub hereby resigns as the Managing Member and as the Tax Matters Member of PhysIOM (each as defined in the PhysIOM Operating Agreement), effective immediately. Each of Lockwood, Bender, and Flores are hereby elected as successor Managing Members and, unless and until otherwise agreed, may exercise the powers of the Managing Member by majority vote among them.

     b. At the Closing, the PainCare Parties shall deliver to the PhysIOM Parties (i) all books and records of PhysIOM that are in the possession of the PainCare Parties, including all corporate, financial, tax and employment records, and originals of all agreements that are binding upon PhysIOM, (ii) all tangible property held by the PainCare Parties for use in PhysIOM’s business, and (c) a Bill of Sale and Assignment in the form attached hereto as Exhibit A transferring to PhysIOM all such tangible property and all intangible property held by the PainCare Parties for use in PhysIOM business, including the unregistered mark “PHYSIOM.” At the Closing, the PhysIOM Parties shall deliver to the PainCare Parties any and all proprietary or confidential information and/or documents of the PainCare Parties that are in the possession of the PhysIOM parties. Each of the PhysIOM Parties and the PainCare Parties may keep copies of the following information and documents required to be delivered by them under this Section 3(b), subject to the restrictions set forth in Section 16: tax records that may be necessary or useful to establish or defend any position taken by such party with respect to state or federal income taxes; any agreement under which such party may have any legal obligations or liabilities; and any other information or document, to the extent necessary in connection with any purpose permitted pursuant to this Settlement Agreement or as otherwise necessary to effectuate the rescission of the Original Transaction.

     c. That Right of First Refusal Agreement effective as of the Rescission Date by and among the PainCare Parties and the PhysIOM Parties is hereby terminated and of no force or effect as of the Rescission Date.

     4. Return of Ownership Interest by PainCare Sub. PainCare Sub will assign the ownership interest it holds in PhysIOM (the “LLC Interests”) at Closing and as of the Rescission Date in accordance with the terms of a Membership Interest Power, which is attached hereto as Exhibit B, as follows:

     a. PainCare Sub will assign to Lockwood the 20% LLC Interest it received in the Original Transaction from Lockwood;

     b. PainCare Sub will assign to Bender the 20% LLC Interest it received in the Original Transaction from Bender;

     c. PainCare Sub will assign to Flores the 20% LLC Interest it received in the Original Transaction from Flores;

     d. As a result of the foregoing, each of Lockwood, Bender, and Flores will hold 333.33 Units of PhysIOM, representing one-third of the economic and voting rights of PhysIOM, and 0.01 Units will be deemed to be cancelled;

     e. Each of Lockwood, Bender and Flores hereby waives, solely for the purpose of consummating the transactions contemplated by this Settlement Agreement, any restriction contained in the PhysIOM Operating Agreement that would otherwise prohibit the assignments of LLC Interests as described in this Section 4; and

     f. That Membership Unit Pledge Agreement effective as of the Rescission Date by and among PainCare Sub and the PhysIOM Parties is hereby terminated and of no force or effect as of the Rescission Date.

     5. Return of Stock by the PhysIOM Parties. The PhysIOM Parties will surrender and assign the shares of PainCare stock (the “Shares”) received in the Original Transaction at Closing by returning to PainCare the originally issued stock certificates, properly endorsed for surrender as of the Rescission Date, as follows:

     a. Lockwood will surrender to PainCare the 297,572 Shares he received in the Original Transaction from PainCare, which Lockwood represents and warrants is all of the issued and outstanding Shares received by Lockwood pursuant to the Original Transaction;

     b. Bender will surrender to PainCare the 297,572 Shares he received in the Original Transaction from PainCare, which Bender represents and warrants is all of the issued and outstanding Shares received by Bender pursuant to the Original Transaction; and

     c. Flores will surrender to PainCare the 439,888 Shares he received in the Original Transaction from PainCare, which Flores represents and warrants is all of the issued and outstanding Shares received by Flores pursuant to the Original Transaction; and

     d. That Registration Rights Agreement effective as of the Rescission Date by and among PainCare and the PhysIOM Parties is hereby terminated and of no force or effect as of the Rescission Date.

     6. Nature of Transactions. The Parties hereby agree that the assignments described in Sections 3, 4 and 5 are intended to effect a rescission of the Original Transaction as of the Rescission Date, and not a present assignment of any rights.

     7. Noncompetition Agreement. At the Closing, PainCare will deliver to the PhysIOM Parties a Noncompetition Agreement in the form attached as Exhibit C.

     8. Standstill Obligations. The PainCare Parties hereby agree that through and including the Closing Date, PainCare Sub (a) waives its rights to receive distributions, exercise any rights of first refusal, or participate in any sale under the PhysIOM Operating Agreement; (b) waives its right to receive notice of any such events described in this Section 8; (c) will not sell or convey the LLC Interests, or any rights or options therein, and will not suffer any lien or encumbrance thereon, and (d) grants to each of the PhysIOM Parties with respect to the LLC Interests described in Sections 4(a), 4(b), and 4(c), respectively, a power of attorney to vote such LLC Interests on any matter properly coming before the members of PhysIOM, which power is coupled with an interest and irrevocable.

     9. Representations by the PhysIOM Parties. Each of the PhysIOM Parties represents and warrants to PainCare as follows:

     a. The statements made by such PhysIOM Party in this Section 9 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

     b. Such PhysIOM Party has the full power and authority to execute, deliver and perform this Settlement Agreement and the documents to be delivered by him under this Settlement Agreement.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by such PhysIOM Party constitutes the legal, valid and binding obligations of such PhysIOM Party, and will be enforceable in accordance with their respective terms against such PhysIOM Party, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     d. Such PhysIOM Party has not assigned, and has the full right to surrender and assign the Shares as described in Section 5, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through, or under such PhysIOM Party.

     10. Representations and Disclosures by PainCare. PainCare represents and warrants to the PhysIOM Parties as follows:

     a. The statements made by PainCare in this Section 10 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

     b. Each of the PainCare Parties is a corporation, validly existing and in good standing under the laws of the State of Forida.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by each PainCare Party have been duly approved by all requisite action of such PainCare Party, and such PainCare Party has full power and authority to execute, deliver and perform this Settlement Agreement, together with all of the Settlement Documents to be executed and delivered by it.

     d. This Settlement Agreement and the Settlement Documents to be executed and delivered by each PainCare Party constitutes the legal, valid and binding obligations of such PainCare Party, and will be enforceable in accordance with their respective terms against such PainCare Party, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     e. PainCare Sub owns, has not assigned, and has the full right to assign the LLC Interests, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any PainCare Party, other than those imposed pursuant to the PhysIOM Operating Agreement.

     f. Except as set forth on Schedule 10(f):

     i. PainCare has delivered or made available to the PhysIOM Parties PainCare’s Form 10-Q for the quarter ended September 30, 2006, all Form 8-K’s filed subsequent to September 30, 2006, and Form 10-K for the year ended December 31, 2005, as amended (collectively, the “Current Filings”). The Current Filings, as of the date of the filing thereof, the date of this Settlement Agreement, and the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     ii. The financial information for PainCare and its subsidiaries contained in the Current Filings fairly present in all material respects, as of the dates thereof and for the periods then ended, the financial condition, results of operation and prospects of PainCare and its consolidated subsidiaries in conformity with generally accepted accounting principles consistently applied (“GAAP”) (except as indicated in the notes thereto), subject to normal year-end adjustments with respect to unaudited financial statements.

    g. Except as set forth on Schedule 10(g):

     i. PainCare Sub has delivered to the PhysIOM Parties an unaudited balance sheet of PhysIOM as of November 1, 2006 (the “Financial Statement Date”), and the related unaudited statements of income, shareholders’ equity and cash flows for the period then ended (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of PhysIOM, which are correct and complete, except to the extent any errors or omissions have resulted from information provided by any of the PhysIOM Parties. The Financial Statements present fairly and accurately the financial position of PhysIOM and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP.

     ii. Since the Rescission Date, to the knowledge of the PainCare Parties, PhysIOM has not undergone any material adverse change in its business, condition (financial or otherwise) or prospects, or suffered any material damage, destruction or loss (whether or not covered by insurance). Since the Rescission Date, PhysIOM has operated only in the ordinary course of business, and no change has been made or transaction entered into in anticipation of the transactions contemplated by this Settlement Agreement.

     iii. Except as set forth in the Financial Statements, PhysIOM has no liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation (a “Liability”) except Liabilities which have arisen after the Financial Statement Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law) or which relate to matters prior to the Rescission Date. To the actual knowledge of any of the PainCare Parties, PhysIOM is not a guarantor or otherwise liable for any liability or obligation of any other individual or entity.

     iv. As of the date of this Settlement Agreement and the Closing Date, neither the Financial Statements nor any other information regarding PhysIOM delivered by the PainCare Parties to the PhysIOM Parties contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     11. Required Consents; Further Assurances. The Parties will use commercially reasonable efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery of the Settlement Documents, or any other properties, rights and interests intended to be transferred in accordance with the Settlement Documents or this Settlement Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents as are reasonably requested by such Party.

     12. Mutual Release. Effective on Closing, the Parties agree to release each other in accordance with the following terms:

     a. Mutual General Release. Upon Closing, the PainCare Parties and the PhysIOM Parties, on behalf of themselves and each of their respective predecessors, successors, affiliates, heirs, executors, administrators and assigns, hereby release and forever discharge the other, and each of their respective officers, directors, shareholders, managers, employees, agents, insurers, predecessors, successors, affiliates, heirs, executors, administrators and assigns, of and from any and all claims, liabilities and causes of action, whether known or unknown, whether fixed or contingent, and whether wholly or only partially accrued, arising, in whole or in part, out of or in any way related to any transaction, matter, thing, occurrence, non-occurrence, omission or event occurring prior to Closing, including, without limitation, all claims, liabilities and causes or action arising out of or in any way related to the business of Amphora, PhysIOM, ARM, PhysIOM Associates, or Neuromonitoring Consultants; or any aspect of the professional practices of the PhysIOM Parties. The claims released hereby are hereafter referred to as the “Released Claims,” and each of the parties giving a release hereunder is hereafter referred to as the “Releasing Party(ies).”

     b. Covenant Not to Sue. The Releasing Parties agree that they will not institute, cause to be instituted or participate or cooperate in the institution of any action or litigation against any Released Party in which liability is sought in any way to be predicated upon any of the Released Claims. In the event that an action is commenced in violation of this Covenant Not to Sue, any Released Party(ies) who is/are a party to such action may assert the Release and Covenant Not to Sue contained herein by way of defense, counterclaim, cross claim or third party claim, and shall be entitled in such action to recover its cost of defense, including attorneys fees.

     c. Waiver of Right to Avoid Release of Unknown Claims. The PainCare Parties and the PhysIOM Parties acknowledge that by this Mutual General Release they are releasing claims that they do not know or suspect to exist in their favor, as of the date hereof or the date of Closing, including, but not limited to, claims, which, if known by them, might have affected their willingness to enter into this Mutual General Release, including claims that are based on facts that were unknown, unknowable, unsuspected, undisclosed or affirmatively concealed or hidden as of the date hereof or date of Closing, and/or that were disclosed, discovered, uncovered or revealed subsequent to the date hereof or the date of Closing and are contradictory to, different from or additional to the facts known to them or believed by them to be true as of the date hereof or the date of Closing. The PainCare Parties and the PhysIOM Parties further acknowledge that in entering into this Settlement and Rescission Agreement and Mutual Release, each of them specifically negotiated for the release of unknown claims, and would not have entered into this Settlement and Rescission Agreement and Mutual Release but for receiving a release of such unknown claims. The PainCare Parties and the PhysIOM Parties, accordingly, each irrevocably and unconditionally waive any right any of them may have by statute, common law or equity under the laws of the United States, any state or any other jurisdiction to avoid the release of unknown claims.

     d. Exclusion from Mutual General Release. The PainCare Parties and the PhysIOM Parties acknowledge and agree that this Mutual General Release does not release any of them from any of their respective obligations under this Settlement Agreement, the Settlement Documents, or any instrument executed or delivered pursuant hereto.

     e. Termination of All Existing Agreements. The PainCare Parties and the PhysIOM Parties acknowledge and agree that upon Closing, every contract, agreement and understanding between the PainCare Parties on the one hand, and the PhysIOM Parties, on the other hand, other than (a) this Settlement Agreement, (b) the Settlement Documents, and (c) those agreements that are otherwise terminated as of the Rescission Date as more specifically set forth elsewhere in this Agreement will be hereby and thereby terminated without continuing obligation or liability on the part of any party thereto.

13. Indemnity.

     a. Each of the PainCare Parties shall indemnify, defend and hold harmless each of the PhysIOM Parties, PhysIOM, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “PhysIOM Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation defense costs and reasonable attorney fees) (“Damages”) asserted against or imposed upon or incurred by the PhysIOM Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of any PainCare Party set forth in this Settlement Agreement or any Settlement Documents, or (ii) any litigation, legal proceeding, or claim resulting from the wrongful conduct of any PainCare Party, or any of their respective officers, directors, employees or agents, except to the extent such Damages result from the wrongful conduct of any PhysIOM Party, and except for any Payor Claim (as defined in Section 13(b)). The PhysIOM Parties shall promptly notify the PainCare Parties of any such claim.

     b. Each of the PhysIOM Parties shall indemnify, defend and hold harmless each of the PainCare Parties, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “PainCare Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the PainCare Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of such PhysIOM Party set forth in this Settlement Agreement or any Settlement Documents, (ii) any litigation, legal proceeding or claim against a PainCare Indemnitee resulting solely from the operation of PhysIOM or PhysIOM Associates prior to the Rescission Date or following the Closing Date, including any claim brought or to be brought during either such period by any third party payor, including without limitation, Medicare or any commercial payor, with respect to any services rendered by Amphora, PhysIOM, ARM, PhysIOM Associates, or Neuromonitoring Consultants, or any aspect of the professional practices of the PhysIOM Parties (a “Payor Claim”), or (iii) any litigation, legal proceeding, or claim resulting from the wrongful conduct of any PhysIOM Party, except to the extent such Damages result from the wrongful conduct of any PainCare Party, and except for any Payor Claim. The PainCare Parties shall promptly notify PhysIOM Parties of any such claim.

     c. The Parties agree that, as among themselves, each of them will bear a pro rata share of any Damages incurred with respect to any Payor Claim arising out of or resulting from the operation of PhysIOM or PhysIOM Associates between the Rescission Date and the Closing Date (the “Shared Liability”), such that the PhysIOM Parties will be jointly and severally liable for 40% of the Shared Liability, and the PainCare Parties will be jointly and severally liable for 60% of the Shared Liability (each such percentage amount is referred to in this Section 13(c) as a Party’s “Sharing Percentage”). The PhysIOM Parties, jointly and severally, agree to indemnify the PainCare Parties from and against any Damages incurred or paid by the PainCare Parties in excess of their Sharing Percentage of any Shared Liability. Reciprocally, the Pain Care Parties, jointly and severally, agree to indemnify and hold harmless the PhysIOM Parties from and against any Damages incurred or paid by Pain Care Parties in excess of their Sharing Percentage of any Shared Liability. In the event a Payor Claim is made against any of the Parties, such Party shall give notice of the making of such claim to all parties responsible for indemnification hereunder (”Indemnifying Party”) within thirty (30) days of the making of such claim. The Indemnifying Party shall have neither the right nor the duty to defend such claim, but shall be kept reasonably apprised of the progress of the claim and shall have the right to approve any settlement of such claim, which consent shall not be unreasonably withheld. All amounts to be paid under this Section 13(c) will be due and payable 15 days following demand therefor, which demand shall not be made until such claim is paid. All payments made in contribution under this Section 13(c) shall include interest accruing at a rate per annum of 18% from the date such payments become due until paid in full..

     14. Advice of Counsel. Each party hereto acknowledges that he or it has had a full and fair opportunity to review this Settlement Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Settlement Agreement. Each party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Settlement Agreement, other than that consideration herein recited; that such party is not relying on any representations or statements by any other party in connection with this Settlement Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Settlement Agreement; and that this Settlement Agreement, together with instruments executed or delivered pursuant to this Settlement Agreement, is intended as a full accord and satisfaction of bona fide dispute concerning the relationship between the PainCare Parties and the PhysIOM Parties.

     15. Representations of Counsel and Parties. Each party and his or its attorneys have made various statements and representations to the other party and his or its attorneys during negotiations leading to this Settlement Agreement. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or his or its counsel in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement. The representations and releases contained in this Settlement Agreement will survive the consummation of the transactions contemplated by this Settlement Agreement.

     16. Confidentiality. No party will disclose or use the terms of this Settlement Agreement or the Settlement Documents, other than the fact of settlement, to anyone other than such party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration or litigation to enforce this Settlement Agreement, or as otherwise required by law or as deemed appropriate by the PainCare Parties’ legal counsel in connection with securities and other laws. No party will disclose or use any of the information of any other party that is retained under Section 3(b) to anyone other than as may be necessary (a) in connection with such party’s state or federal income tax returns and any examination thereof, (b) to establish any legal or equitable right or defense against any third party to this Settlement Agreement, or (c) to consummate the transactions contemplated by this Settlement Agreement or otherwise effectuate the rescission of the Original Transaction. Further, the Parties agree that if any breach of this Section 16 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 16, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Notwithstanding the arbitration provision of this Settlement Agreement, either Party may seek injunctive relief in any court having jurisdiction to enforce this Section 16.

     17. Nondisparagement. From and after the date of this Settlement Agreement, each party will refrain from making any disparaging statements, communications or comments about another party to this Settlement Agreement, and from in any way interfering with their existing or prospective business relationships.

     18. Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement will be deemed duly given only if it is sent by registered, certified, or express mail, return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the PainCare Parties, or either of them, at:

PainCare Holdings, Inc.
1030 North Orange Avenue
Suite 105
Orlando, Florida 32801

with a copy to:

Joshua M. Kaye, Esq.
McDermott, Will & Emery
201 South Biscayne Boulevard
Suite 2200
Miami, Florida 33131-4336

 If to the PhysIOM Parties, or if to any PhysIOM Party, as set forth below with respect to such PhysIOM Party, at:

Bruce Lockwood, M.D.
6301 Southridge Green Boulevard
Fort Collins, Colorado 80252

John D. Bender, D.O.
2449 Lexington Street
Lafayette, Colorado 80026

Richard A. Flores
21933 East Ridge Trail Cr.
Centennial, Colorado 80016

with a copy to:

Lawrence W. Treece, Esq.
Sherman &Howard L.L.C.
633 17th Street, Suite 3000
Denver, Colorado 80202

Notices will be deemed given and received three days after mailing if sent by certified or registered mail, or when delivered by express mail. Either party may change the address to which notices, requests, demands, claims and other communications under this Settlement Agreement are to be delivered by giving the other party notice in the manner set forth above.

     19. Final Agreement. This Settlement Agreement, together with the other Settlement Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party, except as specifically set forth in this Settlement Agreement. All prior discussions and negotiations have been and are merged and integrated into and are superseded by, this Settlement Agreement.

     20. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Colorado, without giving effect to choice of law principles.

     21. Dispute Resolution. Any and all claims, disputes or controversies between or among the Parties, arising out of or related to this Settlement Agreement, including claims or disputes involving all the Settlement Documents, will be resolved by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, except as set forth in Section 16 above. Any arbitration commenced by the PhysIOM Parties in connection with this Settlement Agreement shall be brought in Orange County, Florida. Any arbitration commenced by the PainCare Parties in connection with this Settlement Agreement shall be brought in Denver, Colorado. BY SIGNING THIS SETTLEMENT AGREEMENT, THE PARTIES VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO SEEK REMEDIES IN A COURT OF LAW OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL, BUT NOT INCLUDING ANY JUDICIAL REVIEW OR ENFORCEMENT OF ANY ARBITRAL AWARD. A single arbitrator will conduct the arbitration. All arbitration proceedings, including settlements and awards, arising out of this Settlement Agreement, will be confidential. The Parties will initially share equally in the hourly fees and expenses of the arbitrator. The prevailing party in any such arbitration will be entitled to receive his or its reasonable attorneys fees and all actual costs of and expenses of such arbitration. The arbitrator’s decision and award will be final and binding as to all claims which were, or could have been raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered in by any court having jurisdiction thereof.

     22. Amendments in Writing. Any amendments to this Settlement Agreement must be in writing and signed by or on behalf of all Parties to the Settlement Agreement.

     23. Enforceability. Should any provision of this Settlement Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Settlement Agreement will remain in full force and effect.

     24. No Assignment of Any Rights or Claims. The Parties to this Settlement Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Settlement Agreement.

     25. Survival. The warranties, representations, covenants and agreements contained in this Settlement Agreement will survive the Closing, and will survive indefinitely.

     26. Section Headings. The section headings appearing in this Settlement Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

     27. Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any litigation or arbitration concerning this Settlement Agreement, the same will not be construed against any party.

     28. Tax Consequences. No party makes any representation or warranty, express or implied, with respect to the tax implications of any aspect of transactions contemplated by this Settlement Agreement on any other party, and each party expressly disclaims any such representation or warranty with respect to any tax consequences arising under this Settlement Agreement. The parties acknowledge that any tax advice express or implicit in the provisions of this Settlement Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the Internal Revenue Service. Each party should seek and has sought advice based on its particular circumstances from an independent tax advisor.

     29. Execution in Counterparts and by Facsimile. This Settlement Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed at least one counterpart.

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     This Settlement and Rescission Agreement and Mutual Release is hereby made as of the date first written above.

PAINCARE HOLDINGS, INC.

By:	/s/ Mark Szporka
Title:	Chief Financial Officer

PAINCARE NEUROMONITORING I, INC.

By:	/s/ Mark Szporka
Title:	Chief Financial Officer

/s/ Bruce Lockwood, M.D.
Bruce Lockwood, M.D.

/s/ John D. Bender, D.O.
John D. Bender D.O.

/s/ Richard A. Flores
Richard A. Flores